UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36401	39-1975614
(Commission File Number)	(I.R.S. Employer Identification No.)

7035 South High Tech Drive, Midvale, Utah	84047
(Address of Principal Executive Offices)	(Zip Code)

(801) 566-6681

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Sportsman’s Warehouse Holdings, Inc. (the “Company”) acquired on March 11, 2013 certain assets and assumed certain liabilities (the “Acquisition”) of Wholesale Sports Outdoor Outfitters (“Wholesale Sports”) relating to its retail business of hunting, fishing and camping goods and supplies.  Concurrently with the Company’s asset purchase, Alamo Group, LLC, an unrelated third party, purchased all of the stock of Wholesale Sports.

The Company, as previously disclosed in its Report on Form 10-Q for the quarter ended May 3, 2014, is a defendant in Lacey Market Place Associates II, LLC. et. al. v. United Farmers of Alberta Co-Operative Limited, et. al., Case No. 2:13-cv-00383-JLR.  On March 9, 2015, a jury awarded $11.9 million against the defendants to the action, including the Company (the “Judgment”).

The Company does not believe the Judgment will have any meaningful impact on the Company’s ability to conduct its operations or proceed with its growth strategy, including its plans to open new stores.

The action is described in additional detail below.

On March 12, 2014, the Company was added as a defendant to a pending consolidated action filed in the United States District Court, Western District of Washington, captioned as Lacey Market Place Associates II, LLC, et al. v. United Farmers of Alberta Co-Operative Limited, et al., Case No. 2:13-cv-00383-JLR against United Farmers of Alberta Co-Operative Limited, the seller of Wholesale Sports (“UFA”), Wholesale Sports, Alamo Group and Donald F. Gaube and spouse. The amended complaint was filed by the landlords of two stores the Company did not assume in its purchase of assets from Wholesale Sports. Such stores were formerly operated by Wholesale Sports in Skagit and Thurston Counties in Washington. The amended complaint alleged breach of lease, breach of collateral assignment, misrepresentation, intentional interference with contract, piercing the corporate veil and violation of Washington’s Fraudulent Transfer Act. The Company was named as a co-defendant with respect to the intentional interference with contract and fraudulent conveyance claims. The amended complaint sought against the Company and all defendants unspecified money damages, declaratory relief and attorneys’ fees and costs. On January 28, 2015, the Court in the Lacey Marketplace action granted in part and denied in part the Company’s motion for summary judgment and dismissed the intentional interference claim against the Company, but declined to dismiss the fraudulent transfer claim.

Trial in the Lacey Marketplace action began March 2, 2015 and concluded March 6, 2015.  On March 9, 2015, the jury in the trial awarded $11.9 million against the defendants to the action, including the Company.  The Company is reviewing the decision and expects to record an appropriate accrual in its results for the fiscal year and fourth quarter ended January 31, 2015.  The Company strongly disagrees with the jury’s verdict, expects to file post-trial motions seeking to have the verdict set aside, and, if necessary, will appeal the decision.  Interest on the award will accrue at the weekly average one-year constant maturity (nominal) Treasury yield, as published by the Federal Reserve System (currently at 0.22%) while any appeal is pending.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

	By:	/s/ Kevan P. Talbot
Date: March 11, 2015		Kevan P. Talbot
Chief Financial Officer and Secretary